1 Separation and Release of Claims Agreement This Separation and Release of Claims Agreement (this “Agreement”) is entered into by and between DENTSPLY SIRONA Inc., a Delaware corporation (the “Employer”) and Matthew E. Garth (the “Executive”) (together, the “Parties”). WHEREAS, the Parties previously entered into a letter agreement dated May 15, 2025 (the “Offer Letter”) pursuant to which the Employer agreed to employ the Executive as the Employer’s Executive Vice President & Chief Financial Officer and the Executive accepted such employment; WHEREAS, the Executive’s employment with the Employer ended effective November 5, 2025 at the close of business (the “Separation Date”), and the Parties desire to set forth the terms of the Executive separation from employment with the Employer. The terms of this Agreement are intended to be the complete agreement between the Executive and the Employer concerning the termination of the Executive’s employment. WHEREAS, effective as of the Separation Date and except as expressly set forth herein with respect to certain restrictive covenants and commitments to the Employer, this Agreement will supersede the Offer Letter in its entirety and the Offer Letter shall be of no further force or effect. NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the Parties agree as follows: 1. Return of Property. By the Separation Date, the Executive must return all property of the Employer, including identification cards or badges, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files, physical files, and any other property of the Employer in the Executive’s possession. 2. Executive Representations. The Executive specifically represents, warrants, and confirms that the Executive: (a) has not filed any claims, complaints, or actions of any kind against the Employer with any court of law, or local, state, or federal government or agency; (b) has not made any claims or allegations to the Employer related to sexual harassment or sexual abuse, and that none of the payments set forth in this Agreement are related to any claims or allegations to the Employer by the Executive regarding sexual harassment or sexual abuse; (c) has received all salary, wages, commissions, bonuses, and other compensation which was due and payable to the Executive prior to the Separation Date; (d) has not sustained a work-related injury or occupational disease while in the employ of the Employer; and

2 (e) has not engaged in and is not aware of any unlawful conduct relating to the business of the Employer. 3. Accrued Amounts. Regardless of whether the Executive executes this Agreement, the Employer will provide the Executive with the following amounts: (a) the portion of the Executive’s annual base salary, as applicable, earned through the Separation Date, but not yet paid to the Executive; (b) any reasonable travel and business expense reimbursements owed to the Executive and compliant with Employer’s travel and expense policies; and (c) any vested amount accrued and arising from the Executive’s participation in the Employer’s tax-qualified retirement plans, which amounts shall be payable in accordance with the terms and conditions of such plans (such amounts, the “Accrued Amounts”). 4. Separation Benefits. As consideration for the Executive’s execution of, non- revocation of, and compliance with this Agreement, including the Executive’s waiver and release of claims herein and other post-termination obligations, the Employer agrees to provide the following benefits to which the Executive is not otherwise entitled: (a) a lump sum cash payment of $600,000, to be paid on the first regularly scheduled payroll date following the date this Agreement becomes effective and irrevocable in accordance with its terms, including Section 6(b)(ii) (the “First Payment Date”); provided that the foregoing payment shall not be made if the Executive first violates any obligations set forth in the Offer Letter, the Restrictive Covenant Agreements (as defined below) or this Agreement; (b) a lump sum cash payment of $600,000, to be paid on the first regularly scheduled payroll date that occurs at least three (3) months after the First Payment Date, provided that the foregoing payment shall not be made if the Executive first violates any obligations set forth in the Offer Letter, the Restrictive Covenant Agreements (as defined below) or this Agreement; (c) an amount equal to $32,430, which represents the total applicable monthly COBRA charges for continuation of medical, dental, and vision insurances on a post- employment basis for twelve (12) months; (d) the ability to remain eligible to earn a prorated portion of the performance restricted share units that the Executive was originally granted on May 30, 2025, with such proration calculated as (i) the number of performance restricted share units earned based on the actual attainment of the performance criteria as set forth on the applicable grant notice at the conclusion of the applicable performance period, multiplied by (ii) 5/36th (the “Prorated PRSUs”). The Prorated PRSUs, if any, will be settled following the conclusion of the performance period in accordance with the applicable award agreement, provided that the foregoing Prorated PRSUs shall not be settled if the Executive first violates any obligations set forth in the Offer Letter, the Restrictive Covenant Agreements (as defined below) or this Agreement; and (e) for twelve (12) months immediately following the Separation Date, outplacement services commensurate with those customarily provided to senior executive officers through the Employer’s preferred vendor.

3 5. Acknowledgements. The Executive understands, acknowledges, and agrees that: (a) except for the treatment of Prorated PRSUs described in Section 4(d), all unvested portions of the Executive’s equity awards, including, without limitation, all outstanding time-based restricted share units, performance restricted share units (other than the Prorated PRSUs) and stock options held by the Executive, shall be forfeited and canceled for no consideration, (b) the Executive shall not be entitled to any payment or benefit under the DENTSPLY SIRONA INC. Supplemental Executive Retirement Plan; (c) any payment under this Agreement will be made less all applicable federal, state and local tax withholdings and deductions, and (d) the benefits set forth in Section 4 exceed what the Executive is otherwise entitled to receive on separation from employment pursuant to the Offer Letter or otherwise, and that these benefits are being given as consideration in exchange for executing this Agreement, the general release and restrictive covenants contained herein. The Executive further acknowledges that the Executive is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement shall be deemed or construed as an express or implied policy or practice of the Employer to provide these or other benefits to any individuals other than the Executive. 6. Releases. In exchange for the consideration provided in this Agreement, the Executive and the Executive’s heirs, executors, representatives, administrators, agents, insurers, and assigns (collectively, “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Employer, including the Employer’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and each of its and their respective officers, directors, employees, shareholders, trustees, partners, and other affiliates, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of action, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the Executive’s hire, benefits, employment, termination, or separation from employment with the Employer by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Executive’s execution of this Agreement (collectively, “Released Claims”), including, but not limited to: (a) any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Executive Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Uniformed Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), the Sarbanes-Oxley Act, Dodd-Frank Wall Street Reform and Consumer Protection Act, the False Claims Act, the Occupational Safety and Health Act, the North Carolina Employment Practices Act, all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of

4 specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner; (b) and all claims, demands, actions, causes of action, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, that Releasors may have or have ever had against the Released Parties, or any of them, arising out of, or in any way related to the Executive’s employment with the Employer, including, but not limited to, any and all Released Claims related to the Executive’s employment with the Employer arising under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., including the Older Workers Benefit Protection Act, 29 U.S.C. § 626(f). The Executive understands, acknowledges, and agrees that: (i) The Executive has been given a period of at least twenty-one (21) calendar days in which to consider the Employer’s offer. (ii) The Executive has a period of seven (7) calendar days after the day the Executive signs this Agreement to revoke the claims in this Section 6(b). To revoke this Agreement, the Executive must deliver written notice of revocation by email to [•] at [•] or to the then-serving Chief Human Resources Officer of the Employer at such officer’s official company email address (the Employer may designate a different email address by written notice to the Executive). A revocation is effective only if the email is received by the Employer no later than 11:59 p.m. Eastern Time on the seventh (7th) calendar day after the day the Executive signs this Agreement. This Agreement will become effective the calendar day after the seven-day revocation period has expired; provided the Executive has not revoked this Agreement in accordance with this Section 6(b). (iii) The Executive understands the terms of this Agreement and acknowledges that the Executive’s release and waiver of claims in this Agreement is knowing and voluntary. (iv) The Executive’s release and waiver of rights or claims under the ADEA in this Agreement is being made in exchange for consideration in addition to anything of value to which the Executive was already entitled. (v) Nothing in this Agreement shall limit or restrict the Executive’s right under the ADEA to challenge the validity of the Executive’s ADEA release in a court of law. However, the Executive understands that the waiver and release contained in this paragraph still applies to the Executive’s claims under the ADEA and that the Executive has waived all claims under the ADEA as part of this Agreement. The Executive further understands that in any suit brought under the ADEA, the Executive would not be entitled to any damages or other relief unless the waiver in this paragraph is deemed to be invalid. (c) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;

5 (d) any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, claims regarding fraud or misrepresentation in the making of any express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and (e) any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties. However, notwithstanding anything herein to the contrary, this general release and waiver of claims excludes, and the Executive does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although the Executive waives any right to monetary relief related to any filed charge or administrative complaint; (B) claims that cannot be waived by law, such as claims for any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements; (C) any right under this Agreement; or (D) any right as an equity holder in the Employer or its affiliates. The Executive has read this Agreement in its entirety and understands all of its terms. By this Agreement, the Executive has been advised in writing to consult with an attorney of the Executive’s choosing and has consulted with such counsel as the Executive believed was necessary before signing this Agreement. The Executive knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it. The Executive is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Executive is otherwise entitled. 7. Post-Termination Obligations and Restrictive Covenants. The Executive acknowledges, affirms, and agrees to comply in all respects with the Executive’s post- termination obligations under the Offer Letter, the Executive’s obligations under the Confidentiality and Non-Competition Agreement and the Employee Confidentiality and Restrictive Covenant Agreement attached as Exhibit B to the Executive’s equity award agreements (together, the “Restrictive Covenant Agreements”), and all other obligations contained in the Restrictive Covenant Agreements. Nothing in the Restrictive Covenant Agreements or herein shall be construed to prevent disclosure of Confidential Information (as defined in the Restrictive Covenant Agreements) as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that such disclosure does not exceed the extent of disclosure required by such law, regulation, or order.

6 8. Permitted Actions. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit the Executive from exercising rights under applicable law (including without limitation the National Labor Relations Act) or from making reports of possible violations of law or regulation to, filing a charge with, or communicating with or responding to inquiries from the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any other federal, state or governmental agency, commission or entity, in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act, Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of applicable law. Any such reporting shall not require notification to or prior approval by the Employer. For the avoidance of doubt, this Agreement does not in any way restrict or impede the Executive from providing truthful testimony or responding truthfully to any question, inquiry, or request for information in connection with any investigation, subpoena, or other legal process, or otherwise in accordance with law. The foregoing shall not, however, authorize the disclosure of communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice, or that are protected by the attorney work product doctrine or similar privilege. Additionally, nothing contained in this Agreement is intended to prohibit or restrict the Executive in any way from exercising rights under the Defend Trade Secrets Act of 2016, which provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (a) in confidence to federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such a filing is made under seal. 9. Non-disparagement. The Executive agrees he will not at any time, directly or indirectly, in any forum or in any manner (including, but not limited to, orally, in writing, or electronically whether for attribution or anonymously) to any third party (including, but not limited to, the media, any former, current or prospective employee, client, investor, vendor, or other counterparty) make, or cause to be made, any statement or remarks, or express any observation or opinion that is negative, disparaging or otherwise portraying in a negative light (a) the business of the Employer or any affiliated entity; (b) any products, operations or services of the Employer or any affiliated entity; or (c) the reputation, character, judgment, honesty, integrity, morality, or business acumen or abilities of the Employer, its current and former directors, officers, employees, and other service providers, and any affiliated entity. The Executive acknowledges and agrees that, in response to any inquiries directed to members of the Employer’s Management Committee or Board of Directors regarding the Executive’s employment, such individuals will respond only by confirming the Executive’s dates of employment and last position held. No additional information shall be provided, and no substantive reference or commentary shall be given. 10. Remedies. In the event of a breach by the Executive of any of the provisions of this Agreement (including any provisions that remain in effect under the Offer Letter or the Restrictive Covenant Agreements), the Executive hereby consents and agrees that the Employer shall be entitled to seek and obtain, in addition to other available remedies, a temporary, preliminary, and permanent injunction or other equitable relief against such breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that

7 money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief. If the Executive fails to comply with any of the terms of this Agreement or post-employment obligations, the Employer may, in addition to any other remedies it may have, terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided in it. 11. Successors and Assigns. For the avoidance of doubt, the Parties agree that in the event of the Executive’s death prior to payment of all compensation and benefits due to the Executive under this Agreement, any remaining compensation and benefits shall be paid to the Executive’s estate. 12. Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement and the Executive’s employment by the Employer, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of North Carolina without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply. Any action or proceeding by either of the Parties relating to or arising out of this Agreement shall be brought and pursued only in any state or federal court encompassing Charlotte, North Carolina. The Parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue. 13. Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between the Employer and the Executive relating to the Executive’s separation from employment and severance and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter. 14. Modification and Waiver. No provision of this Agreement may be amended or modified by the Parties unless the amendment or modification is agreed to in writing and signed by the Executive and by the Employer. No waiver by either of the Parties of any breach by the other party of any condition or provision of this Agreement to be performed by the other of the Parties shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege. 15. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

8 16. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. 17. Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. 18. No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Employer or the Executive of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation. 19. Notices. All notices under this Agreement must be given in writing as described herein. 20. Attorneys’ Fees and Costs. Each of the Parties shall bear its own attorneys’ fees and costs incurred in connection with the negotiation, drafting, execution, and enforcement of this Agreement, and neither of the Parties shall be entitled to recover such fees or costs from the other. 21. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), including the exceptions thereto, and shall be construed and administered in accordance with such intent. To the extent required under Section 409A, any payments to be made under this Agreement in connection with a termination of employment shall only be made if such termination constitutes a “separation from service” under Section 409A. Notwithstanding the foregoing, the Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Employer be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non- compliance with Section 409A. Notwithstanding anything in this Agreement or any other agreement to the contrary, if the Executive is deemed by the Employer at the time of the Executive’s separation from service to be a “specified employee” for purposes of Section 409A, any payment of compensation or benefits to which the Executive is entitled under this Agreement or any other arrangement that is considered nonqualified deferred compensation under Section 409A payable as a result of the Executive’s separation from service shall be delayed to the extent required in order to avoid adverse tax consequences under Section 409A until the earlier of (i) the expiration of the six-month period measured from the date of the Executive’s separation from service with the Employer or (ii) the date of the Executive’s death. Upon the first business day following the expiration of the applicable period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to the Executive (or the Executive’s estate or beneficiaries), and any remaining payments due to the Executive under this Agreement or any arrangement shall be paid as otherwise provided herein or therein. 22. Acknowledgment of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN

9 OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EXECUTIVE FURTHER ACKNOWLEDGES THAT THE EXECUTIVE’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE EMPLOYER FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW. ***Signature page to follow ***

10 IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date reflected below. DENTSPLY SIRONA Inc. By: /s/ Andrea Frohning Name: Andrea Frohning Title: Senior Vice President, Chief Human Resources Officer Date: November 7, 2025 Matthew E. Garth Signature: /s/ Matthew E. Garth__________________ Date: November 7, 2025